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                                                                   Exhibit 99(b)

                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                          TENDER OF ALL OUTSTANDING
               SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
          (INCLUDING SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                   REPRESENTED BY $3.00 DEPOSITARY SHARES)
                               IN EXCHANGE FOR
  ___% CONVERTIBLE SUBORDINATED QUARTERLY INCOME CAPITAL SECURITIES DUE 2024
                                        OF
                               AMR CORPORATION



         Registered holders of outstanding Series A Cumulative Convertible Preferred Stock, of AMR Corporation (the "Preferred Stock"), including registered holders of $3.00 Depositary Shares (the "Depositary Shares") (each of which represents 1/10 of a share of Preferred Stock), who wish to tender Preferred Stock or Depositary Shares in exchange for AMR Corporation's __% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures") on a basis of $1,000 principal amount of Debentures for every two
(2) shares of Preferred Stock (liquidation preference $500 per share) accepted for exchange, on the terms and subject to the conditions set forth in AMR Corporation's Prospectus, dated _______ __, 1994 and the related Letter of Transmittal and, in each case, whose Preferred Stock or Depositary Shares are not immediately available or who cannot deliver their Preferred Stock or Depositary Shares and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Chicago Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.


                 The Exchange Agent for the Exchange Offer is:

                   FIRST CHICAGO TRUST COMPANY OF NEW YORK

                 By Mail:                                     By Hand or Overnight Courier:
(registered or certified mail recommended)
  First Chicago Trust Company of New York                First Chicago Trust Company of New York
            Tenders & Exchanges                                    Tenders & Exchanges
      P. O. Box 2565, Mail Suite 4660                                Suite 4680 - AMR
        Jersey City, NJ 07303-2565                              14 Wall Street, 8th Floor
                                                                    New York, NY 10005

                                 By Facsimile:
                       (For Eligible Institutions Only)
                       (201) 222-4720 or (201) 222-4721

                         Confirm Receipt of Notice of
                       Guaranteed Delivery by Telephone:
                                (201) 222-4707

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.
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Ladies and Gentlemen:

         The undersigned hereby tenders the number of shares of Preferred Stock or Depositary Shares indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ________ __, 1994, of AMR Corporation (the "Prospectus"), receipt of which is hereby acknowledged.


                       DESCRIPTION OF SECURITIES TENDERED

                                                          Preferred Stock
                                                          ---------------
  Name and address of registered holder as it
                appears on the
              Certificate(s) for
                   Preferred
                     Stock                          Certificate Number(s) of Preferred        Number of Shares of Preferred Stock
                 (Please Print)                               Stock Tendered                               Tendered

  -------------------------------------------       ----------------------------------        -----------------------------------





                                                          Depositary Shares
                                                          -----------------
  Name and address of registered holder as it
                 appears on the
           Depositary Receipt(s) for
                  Depositary
                     Shares                          Depositary Receipt Number(s) of
                 (Please Print)                         Depositary Shares Tendered           Number of Depositary Shares Tendered
  --------------------------------------------       -------------------------------         ------------------------------------









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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Preferred Stock or depositary receipts representing the Depositary Shares, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:_____________________________  ___________________________________
                                                  (Authorized Signature)
Address:__________________________________
                                            Title:_____________________________
__________________________________________
                                (Zip Code)  Name:______________________________
                                                  (Please type or print)
Area Code and Telephone Number:
                                            Date:______________________________
__________________________________________



        NOTE:   DO NOT SEND CERTIFICATES FOR PREFERRED STOCK OR
                DEPOSITARY RECEIPTS REPRESENTING DEPOSITARY SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR PREFERRED STOCK OR DEPOSITARY RECEIPTS REPRESENTING DEPOSITARY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.




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